Exhibit 10.85

INVESTVIEW, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

This First Amendment (this “Amendment”) to that certain Amended and Restated Securities Purchase Agreement (the “Purchase Agreement”), dated as of November 9, 2020, by and among Investview, Inc., a Nevada corporation (the “Company”), DBR Capital, LLC, a Pennsylvania limited liability company (the “Purchaser”) and, solely for the purposes of Section 3.06 and the other sections expressly referenced therein, Joseph Cammarata, is made as of March 22, 2021, by and between the Company, the Purchaser.

RECITALS

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

WHEREAS, the Company and the Purchaser each desire to amend the Purchase Agreement pursuant to Section 12.01 of the Purchase Agreement and to accept the rights and obligations created pursuant hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and the other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.1       Section 6.02 shall be deemed amended and restated in its entirety as follows:

6.02       Use of Proceeds. The Company used the proceeds from the sale of (i) the First Closing Note to either (A) make a $1,300,000 contribution to SafeTek solely for the prompt purchase by SafeTek of Bitmain Equipment or (B) repay $1,300,000 aggregate principal indebtedness of the Company advanced by Joseph Cammarata on or about April 23, 2020 and used by the Company to acquire Bitmain Equipment and (ii) the Second Closing Note to repay $700,000 aggregate principal amount of outstanding indebtedness of the Company. The Company shall use the proceeds from the sale of (i) the Third Closing Note to make a $1,300,000 contribution to SafeTek solely for the prompt purchase by SafeTek of highly qualified computing chip processor equipment for Blockchain cryptocurrency mining, (ii) the Fourth Closing Note(s) to be used solely for the purposes of the Company’s Crypto-Currency Mining and Blockchain Technology business operations and proposals, as reviewed and approved by the Company’s Board of Directors, and (iii) the Fifth Closing Note to be used by the Company for the repayment of the Company’s Working Capital Promissory Note to SSA Technologies LLC, dated March 22, 2021 (the “Working Capital Note”) or, if the Working Capital Note has already been repaid in full and extinguished, the Company shall contribute all of the proceeds from the Fifth Closing Note to Investview Financial Group Holdings, LLC, to be used as approved by the Company’s Board of Directors.

1.2 Section 6.07 shall be deemed amended and restated in its entirety as follows:

6.07 Reserved.

1.3 Section 7.03 shall be deemed amended and restated in its entirety as follows:

7.03 Reserved.

1.4 Except as expressly modified by this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.

1.5 Sections 12.01, 12.03, 12.05, 12.06, 12.08, 12.10, 12.11 and 12.12 of the Purchase Agreement shall be deemed incorporated by reference to this Amendment as applied mutatis mutandis.

(signature page follows)

The parties are signing this First Amendment to Amended and Restated Purchase Agreement as of the date stated in the introductory clause.

INVESTVIEW, INC.
a Nevada corporation

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

(Signature page to First Amendment to Amended and Restated Purchase Agreement)

The parties are signing this First Amendment to Amended and Restated Purchase Agreement as of the date stated in the introductory clause.

PURCHASER

DBR CAPITAL, LLC

By:	/s/ David B. Rothrock
Name:	David B. Rothrock
Title:	Managing Member Executive

(Signature page to First Amendment to Amended and Restated Securities Purchase Agreement)